Exhibit 99.1

At the Company	ON THE WEB
Mike Lonsway	www.forestcity.net
Executive Vice President – Planning
216-416-3325

Jeff Linton
Senior Vice President – Corporate Communication
216-416-3558

Forest City Reviewing Operating, Strategic, Financial and Structural Options
to Enhance Stockholder Value

CLEVELAND - September 11, 2017 - Forest City Realty Trust, Inc. (NYSE: FCEA) (“Forest City” or the “Company”) today announced that its Board of Directors, together with management and in consultation with financial and legal advisors, has commenced a process to consider a broad range of alternatives to enhance stockholder value, including, but not limited to, an accelerated and enhanced operating plan, structural alternatives for the Company’s assets, and potential merger, acquisition or sale transactions.
“The Board believes thoroughly evaluating all alternatives, while simultaneously continuing to execute on our current strategies and supporting our associates in doing so, are the appropriate steps to assess how best to unlock stockholder value,” said James A. Ratner, non-executive chairman of the Board. “Over the last several years, we have made substantial progress transforming Forest City by focusing on core urban markets and products, reducing complexity, paying down debt, driving operational excellence and enhancing our corporate governance structure.”
”In addition to the progress to date, we are dedicated to pursuing the right course of action for our Company and all stockholders, and are open to potential additional changes that could further maximize stockholder value. During this time, the entire Forest City team remains focused on the Company’s operations and committed to closing the gap between our share trading price and net asset value.”
There can be no assurance that this review will result in a strategic change or any transaction being announced or agreed upon. Although the Board of Directors expects to proceed in a timely manner, there is no timetable for completion of the review process, and Forest City does not intend to comment further on the progress or status of the review unless the Company determines that further disclosure is appropriate or required by law.
Lazard will serve as financial advisors to the Company in the evaluation process. Goldman, Sachs & Co., LLC will also serve as financial advisors to the Company. Sullivan & Cromwell LLP has been retained as legal counsel.
About Forest City
Forest City Realty Trust, Inc. is an NYSE-listed national real estate company with $8.2 billion in consolidated assets. The Company is principally engaged in the ownership, development, management and acquisition of commercial, residential and mixed-use real estate in key urban markets in the United States. For more information, visit www.forestcity.net.
Forward-Looking Statements
This press release contains forward-looking statements. Such forward-looking statements relate to future, not past, events and often address the Company’s expected future actions and performance. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “plan,” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. All statements regarding the Board’s review of operating, strategic, financial and structural alternatives and expected associated costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, are forward-looking. Actual developments and business decisions may differ materially from those expressed or implied by such forward-looking statements. Important factors, among others, that could cause the Company’s actual results and future actions to differ materially from those described in forward-looking statements include the uncertain outcome, impact, effects and results of the Board’s review of operating, strategic, financial and structural alternatives, and the risks discussed in the Company’s documents filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q and Current Reports on Form 8-K. The Company expressly disclaims any obligation to update any forward-looking statement contained in this press release to reflect events or circumstances that may arise after the date hereof, all of which are expressly qualified by the foregoing, other than as required by applicable law.